UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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THE PANTRY, INC.
(Name of Registrant as Specified in Its Charter)

JCP INVESTMENT PARTNERSHIP, LP
JCP DRAWDOWN PARTNERSHIP, LP
JCP INVESTMENT PARTNERS, LP
JCP INVESTMENT HOLDINGS, LLC
JCP INVESTMENT MANAGEMENT, LLC
JAMES C. PAPPAS
LONE STAR VALUE INVESTORS, LP
LONE STAR VALUE INVESTORS GP, LLC
LONE STAR VALUE MANAGEMENT, LLC
JEFFREY E. EBERWEIN
TODD E. DIENER
JOSHUA E. SCHECHTER

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JCP Investment Management, LLC and Lone Star Value Management, LLC, together with the other participants named herein (collectively, “Concerned Pantry Shareholders” or “CPS”), has made a definitive filing with the Securities and Exchange Commission of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of CPS’s slate of three highly-qualified director nominees to the Board of Directors of The Pantry, Inc., a Delaware corporation (the “Company”), at the Company’s upcoming 2014 annual meeting of stockholders, or any other meeting of stockholders held in lieu thereof, and any adjournments, postponements, reschedulings or continuations thereof.

On March 5, 2014, CPS issued the following press release:

THREE PROXY ADVISORY SERVICES RECENTLY RECOMMENDED THAT PANTRY SHAREHOLDERS VOTE THE GOLD PROXY CARD TO ELECT CONCERNED PANTRY SHAREHOLDERS (CPS) NOMINEES

ISS Concludes That Concerned Pantry Shareholders (CPS) Has “Made a Strong Case For Change At the Board Level and Have Nominated Qualified Candidates Who Are Likely To Bring a Fresh Perspective to the Board”

Glass Lewis Concludes “Taken In Sum, We Believe The Dissidents Have Submitted A Far More Compelling Case In Favor Of Board-Level Change Than Pantry Has Submitted In Favor Of Maintaining The Status Quo.”

Egan-Jones Concludes “In our view, the Board needs fresh perspective which will be contributed by Messrs Diener, Pappas and Schechter which should help reassure shareholders that their interests are properly represented.”

HOUSTON, March 5, 2014 -- Concerned Pantry Shareholders (“CPS,” or “we”), a group led by JCP Investment Management, LLC and Lone Star Value Management, LLC, together a significant shareholder of The Pantry, Inc. (“Pantry” or the “Company”) (NASDAQ: PTRY), announced today that it has sent a letter to the shareholders of Pantry urging them to vote the GOLD proxy card to elect its three highly-qualified and independent nominees, Todd Diener, James Pappas and Joshua Schechter, to the board of directors of Pantry (the “Board”) at the upcoming 2014 Annual Meeting.

The full text of the letter follows below:

March 5, 2014

Dear Fellow Pantry Shareholders:

Our Interests Are Directly Aligned with ALL Pantry Stockholders

Vote the GOLD Proxy Card to Significantly Improve Pantry’s Board

Concerned Pantry Shareholders (“CPS”), a group led by JCP Investment Management, LLC and Lone Star Value Management, LLC, together a significant shareholder of The Pantry, Inc. (“Pantry” or the “Company”) is dedicated to maximizing shareholder value and improving corporate governance at Pantry by making changes to Pantry’s board of directors (the “Board”).

Over the last 10 years at Pantry, the stock price declined -36%, debt levels soared, and Board fees totaled more than $8.5 million.  In addition, Pantry compares extremely poorly versus its peers: its stock price has underperformed its peers by 474% in total shareholder returns and its debt levels are double that of its peers (4.4x versus 2.2x debt to EBITDA).

As significant Pantry shareholders, we are dismayed that the Board has been net SELLERS of Pantry stock since the beginning of 2010, cumulatively selling 22,096 shares and only purchasing 2,535 shares.  The current Board, excluding the two directors who have announced their intention not to stand for reelection at the 2014 Annual Meeting, collectively directly owns less than 1% of the outstanding common stock of the Company, excluding stock and option awards.  In our view, it comes as no surprise that with such minimal investment in the Company, the members of the current Board do not think like owners when it comes to the significant outlays of shareholder wealth under their stewardship.

THE FACTS:

Under the stewardship of current Chairman Ed Holman, Tom Murnane and Robert Bernstock, Pantry has seen:

•	10 years of significantly NEGATIVE Total Stockholder Return (TSR).

	3-Year	5-Year	10-Year

The Pantry, Inc. (PTRY)	-12%	-20%	-36%

Note:  As of February 11, 2014.

•	10 years of high growth spending ($900 million in acquisitions and $900 million in capital expenditures) which has produced NEGATIVE value.

•	Incredible management turnover at all levels including: 4 CEOs in 5 years, complete turnover in the senior ranks twice.

•	Disturbingly high levels of debt -- this Board has increased the debt load from $500 million to nearly $1.2 billion in the last 10 years.

•	Abysmal operating performance -- Adjusted EBITDA has declined from more than $280 million in FY 2009 to $202 million in FY 2013 despite the massive amount of investment spending.

•
Insignificant Quick Service Restaurant (QSR) roll out: while competitors have thrived with the QSR portion of their business, in 10 years Pantry has increased store count by a paltry 28 QSR restaurants in their 1,568 stores and has no restaurant experience on the current Board.

•
Poor Corporate Governance: average Board tenure is greater than 7 years, current directors are NET SELLERS of stock since 2010 and during the last 6 years the Board has been paid an aggregate of $8.5 million in compensation.

OUR PLAN:

•	Reassess Capital Expenditure to focus on Return on Invested Capital (ROIC) and pay down excessive leverage.

•	Explore Real Estate Monetization in order to continue to deleverage the balance sheet through a (1) full sale, (2) partial sale or (3) MLP or REIT formation.

•	Strengthen Store Base by repositioning or selling 300 – 500 stores in weak or non-growth markets and focusing on great performing stores in growth markets.

•
Implement a Successful Quick Service Restaurant (QSR) Plan by tapping into our Nominees’ strong restaurant expertise and operational experience, including Todd Diener, the former President of Chili’s, a nationwide restaurant chain with over 1,500 stores; James Pappas, the Chairman of the Board of Morgan’s foods, a Quick Service Restaurant Company with brands such as Taco Bell, KFC, and Pizza Hut; and Joshua Schechter, Director of Aderans Co, Ltd., a multi-national specialty retailer.

•
Enhance Corporate Governance through direct shareholder representation on the Board, decreasing Board pay, allowing written consents, calling of special shareholder meetings and stop increasing the share count, up almost 30% since 2002.

•	Delever the Balance Sheet by slowing capital expenditures, increasing focus on ROIC and paying down debt with free cash flow.

The majority of the current Board oversaw years of poor operating performance that has resulted in negative shareholder returns over the long-term.  The time for change is now.  The three leading independent proxy advisory firms evaluated our nominees and recommended shareholders vote the GOLD  proxy card.  As a significant shareholder of Pantry, our interests are aligned with yours.

VOTE FOR CHANGE AND IMPROVEMENT AT PANTRY

PLEASE SIGN, DATE, AND MAIL THE ENCLOSED GOLD PROXY CARD TODAY

We look forward to your support at the 2014 Annual Meeting.

Best Regards,

Concerned Pantry Shareholders

If you have any questions, or require assistance with your vote, please contact InvestorCom, Inc. toll- free at (877) 972-0090 or email: info@investor-com.com.

About JCP Investment Management:

JCP Investment Management, LLC is an investment firm headquartered in Houston, TX that engages in value-based investing across the capital structure.  JCP follows an opportunistic approach to investing across different equity, credit and distressed securities largely in North America.

About Lone Star Value Management:

Lone Star Value Management, LLC (“Lone Star Value”) is an investment firm that invests in undervalued securities and engages with its portfolio companies in a constructive way to help maximize value for all shareholders.  Lone Star Value was founded by Jeff Eberwein who was formerly a Portfolio Manager at Soros Fund Management and Viking Global Investors.  Lone Star Value is based in Old Greenwich, CT.

Investor Contact:

John Glenn Grau
InvestorCom, Inc.
(203) 972-9300 ext. 11